EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-157406) and Form S-8 (No. 333-108162, 333-118976, 333-118977, 333-124964, 333-143203, 333-143204 and 333-158922) of Noble Energy, Inc. of our report dated February 12, 2010, relating to the financial statements of Alba Plant LLC, which appears in this Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, TX
February 17, 2010